CERTIFICATE OF AMENDMENT
                      TO
            CERTIFICATE OF TRUST
                      OF
          GE INSTITUTIONAL FUNDS

            THIS Certificate of Amendment to
Certificate of Trust (this "Certificate of Amendment")
of GE Institutional Funds (the "Trust") is being duly
executed and filed by the undersigned Trustee to
amend the Certificate of Trust of the Trust, which was
formed as a statutory trust under the Delaware
Statutory Trust Act (12 Del. C.  3801 et seq.) (the
"Act").
            1.	Name.	The name of the statutory
trust amended hereby is GE Institutional Funds.
            2.	Amendment of Trust.	The
Certificate of Trust of the Trust is hereby amended by
changing the name of the Trust to State Street
Institutional Funds.
            3.	Effective Date.  This Certificate of
Amendment shall be effective on November 30, 2016.
            IN WITNESS WHEREOF, the
undersigned Trustee of the Trust has executed this Certificate of Amendment in accordance with Section
3811 of the Act.

/s/ Jeanne La Porta,
not in his or her individual capacity but solely as a
Trustee


SUB-ITEM 77Q1(a)(1): CERTIFICATE OF AMENDMENT TO CERTIFICATE OF
TRUST